INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Oppenheimer Gold & Special Minerals Fund:

We consent  to the use in this  Registration  Statement  of  Oppenheimer  Gold &
Special Minerals Fund of our report dated July 24, 2000, included in the Statement of Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement and "Independent Auditors" appearing in the Statement of Additional Information.





                                    KPMG LLP

Denver, Colorado
January 16, 2001